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Exhibit 10.ab

                              Date: August 27, 2002
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PARTY A    MADAM TIAN HAIHONG

          (Chairwoman of the Board and authorized representative of alL

           Shareholders of Zunyi Jiahong Gas Co. Ltd., Guizhou Province, China,

           hereinafter referred to as " Party A " )

PARTY B: LARGO VISTA GROUP, LTD. USA (hereinafter referred to as " Party B ")


Based on friendly negotiation, both parties agree that a reorganization for Party A's company is to be made by both sides when necessary conditions run mature so that developing LPG market with joint efforts can be carried out in the city of Zunyi and possibly elsewhere nearby. At the present, before the finalization of the above possible reorganization, both parties have unanimously consented that Party B takes Party A's company by lease and Does the Business As Party A ' s company, Jiahong Gas Co. Ltd. (DBA, the assets of which mainly refer to the Nangongshan LPG depot jointly owned by the shareholders represented by Party A in Zunyi). To this purpose, two sides have reached the agreement as follows (This agreement supersedes any document of the same kind signed with Party A ):

1.   CO-OPERATION MODE:
     Party A agrees to grant Party B with full rights to make use of the followings when Party B DBA Zunyi Jiahong Gas Co. Ltd.:

1.1 Party A's LPG depot and tanks, fueling workshop, bottle-testing center, office building, employee's dormitories, vehicle as well as all the relevant facilities, equipment, pipeline, apparatus and tools (including the land that the depot occupies, other outbuildings as well as all the means of production and living substances) etc. in the LPG Station of Depot located in Nangongshan, Zunyi City, Guizhou Province, China.

1.2 Business License, Code-book of Enterprise, Tax Registry Card, certificates of ownership for varieties of properties and all other legal documents necessarily required by law or government regulations for running an LPG company; all of the administrative and financial seals/stamps and bank accounts, etc.;

1.3 All the certificates of professional qualifications, licenses and other documents compulsively required for operating such kind of company.

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     DURATION OF LEASE:
     In principle, the agreed length of the co-operation in such mode is five years (namely, from August 27, 2002 to August 26, 2007 ). But Party A agrees that:

     a) Party B can terminate the agreement anytime due to understandable reasons but with at least one month advance notice;

     b) Once both parties reach another agreement on the same target, the depot, for a doable reorganization, this agreement will be no longer in force automatically and the execution of this agreement will also be ended simultaneously.

3.   LEASE FEES:
     It is agreed by both parties that Party B (lessee) pays to Party A (lessor) the sum of RMB150,000 ( say: Chinese currency RMB One Hundred Fifty Thousand Only) as an annual lease fees to be paid equally every 30th of next month.

4.   PARTY A 'S GUARANTEE FOR OTHER RESPONSIBILITIES AND OBLIGATIONS:


4.1 Party B is allowed understandably to put the fixed assets valued RMB1, 680,000 (say: RMB One Million Six Hundred Eighty Thousand Only) which Jiahong Gas Co. Ltd. has got registered on Party B's own financial accounting due to the case of DBA (Do Business As ___ the assets by lease exceeding certain length of time is recognized recordable in lessee 's accounting) acknowledged by relevant law in USA; Another reason for such practice is Party B, as in the name of Jiahong Gas Co. Ltd. to do operation, consequently has to act as Jiahong Co. submitting financial and tax reports to the local government ( nevertheless, such act as what is mentioned above will never change the original ownership of the assets ) This practice will ever last until both parties put an end to this lease agreement or a joint reorganization happens to replace the said lease.

4.2 Party A will actively support Party B to perform business, operation as well as development and try its best to assist Party B in mediating any public relations with local government and other organizations. Within the period of lease, Party A, in view of mutual interest and the future of long-term co-operation, will not use the name of Jiahong Co., directly or indirectly to be engaged in the same or similar business as Party B does in the area of Zunyi City or neither even elsewhere.

4.3 Regarding the charges caused by regular maintaining and normal fixing for the facilities and equipment under lease, Party A has to compromise with Party B on a solution under separated agreement.

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5.   PARTY B'S GUARANTEE FOR OTHER RESPONSIBILITIES AND OBLIGATIONS:

     Party B guarantees that

5.1 Being in the name of Party A's company to do business and operation, however, Party B has to bear all the costs, expenses and be also responsible for relevant liabilities as well as consequent obligations.

5.2 All the charges for fixing or replacing the existing assets, facilities, equipment or instruments aroused by improper use or misoperation have to be paid by Party B.

5.3 When performing business and operation in city of Zunyi and the regions nearby, Party B, if invests any item within LPG range (including terminal sales department and wholesales center) in the name of Party A's company, is supposed to preinform Party A and try to reach common ground so that Party A could support and help Party B in what is in need. With regard to the above-said investment, the ownership related will belong to Party B only. During the period of lease, those means of production and substances brought and newly bought by Party B into Party A's company belong to Party B but could be only regarded as Party B's investment for the new entity based on reorganization made by both parties.

6.   UNEXPECTED CASE AND DISPUTE

     If there occurs unexpected case which does not get stipulated in this agreement during execution, both parties are encouraged to discuss with each other until a new consistency is mutually made, based of which new stipulations will get included as a complementary agreement that will be regarded as an extension of this agreement and becomes an indivisible part of it as well. If any dispute happens, both parties are supposed to duly settle the problem between each other through a friendly bilateral negotiation. In case of failure, either party has the right to seek a legal solution through a lawsuit.

7.   AGREEMENT SIGNING AND EFFECTIVENESS:

     With four originals of this agreement written in both Chinese and English in comparison with each other, each party will keep two, all of which bear the same legal force and will become effective immediately when both signatures are duly put.


Attachments:

No.1 :     Full Power of Attorney granted by shareholders of Jiahong Gas
           Co.Ltd. in Zunyi to their representative Madam Tian Haihong as the signee for this agreement ( A photocopy, directly made from the original which was witnessed and checked by Party B's representative, as one of the attachments presented herewith )

No.2 : Full Power of Attorney granted by Largo Vista Group Ltd. to its representative Mr. Harold Rudolph McLendon as the signee for this agreement ( A photocopy, directly made from the original which was witnessed and checked by Party A's representative, as one of the attachments presented herewith )
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PARTY A : TIAN HAIHONG              (As the undersigned for and on behalf of
                                    shareholders with Full Power of Attorney, Legal Representative & Chairwoman of Jiahong Gas Co. Ltd. in Zunyi, Guizhou, China )




(Signature) _________________________________


PARTY B : LARGO VISTA GROUP, LTD. USA


THE UNDERSIGNED: HAROLD R. MCLENDON (For and on behalf of Largo Vista Group Ltd.
                                    with Full Power of Attorney )




(Signature)__________________________________